UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2020
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AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices:
200 Parker Dr., Suite C100A, Austin, Texas 78728
Registrant’s telephone number, including area code: (408) 941-7100
______________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $0.01 per share	AVNW	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
On May 4, 2020, Aviat Networks, Inc. (the “Company”) entered into Amendment No. 3 to Third Amended and Restated Loan and Security Agreement (the “Amendment”) by and among the Company, Aviat U.S., Inc. (“Opco”), Aviat Networks (S) Pte. Ltd. (the “Singapore Borrower” and collectively with the Company and Opco, the “Borrowers”) and Silicon Valley Bank, as lender (the “Lender”). The Amendment amends the terms of the Company’s Third Amended and Restated Loan and Security Agreement, dated as of June 29, 2018, as amended, by and among the Borrowers and the Lender (the “Agreement”). The Revolving Line Maturity Date is changed to June 28, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of the Registrant.
The disclosure in Item 1.01 and Exhibit 10.1 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.     Description

10.1	Amendment No. 3 to Third Amended and Restated Loan and Security Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: May 5, 2020	By:	/s/ Eric Chang
		Name:	Eric Chang
		Title:	Chief Financial Officer